Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-1 (Nos. 333-282556, 333-282932, 333-284873, 333-289860, and 333-290074), Form S-3 (Nos. 333-290544 and 333-291210) and Form S-8 (Nos. 333-285891, 333-289746 and 333-293582)) of Silexion Therapeutics Corp of our report dated March 17, 2026 relating to the financial statements, which appears in this Form 10-K.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
March 17, 2026	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited